Novar USA Inc. and Subsidiaries

 Index to Consolidated Financial Statements

Consolidated Financial Statements
Report of Independent Auditors	2
Consolidated Balance Sheets, December 31, 2004 and 2003	3
Consolidated Statements of Income and Comprehensive Income for the Years Ended December 31, 2004, 2003 and 2002	4
Consolidated Statements of Stockholder’s Deficit for the Years Ended December 31, 2004, 2003 and 2002	5
Consolidated Statements of Cash Flows for the Years Ended December 31, 2004, 2003 and 2002	6
Notes to Consolidated Financial Statements	7
Consolidated Interim Financial Statements
Consolidated Interim Balance Sheets, September 30, 2005 and December 31, 2004	20
Consolidated Interim Statements of Income for the Six Months Ended September 30, 2005 ("Successor"), the Three Months Ended March 31, 2005 ("Predecessor") and the Nine Months Ended September 30, 2004 ("Predecessor")	21
Consolidated Interim Statements of Cash Flows for the Six Months Ended September 30, 2005 ("Successor"), the Three Months Ended March 31, 2005 ("Predecessor") and the Nine Months Ended September 30, 2004 ("Predecessor")	22
Notes to Consolidated Interim Financial Statements	23

Report of Independent Auditors

To the Stockholder of Novar USA Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and comprehensive income, stockholder's deficit and cash flows present fairly, in all material respects, the financial position of Novar USA Inc. and its subsidiaries (the "Company") at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
November 22, 2005

Novar USA Inc. and Subsidiaries

Consolidated Balance Sheets
December 31, 2004 and 2003
(Dollars in thousands)

ASSETS	2004	2003
CURRENT ASSETS:
Cash and cash equivalents	$6,518	$6,308
Accounts receivable, less allowance for doubtful accounts of $304 and $437, respectively	25,880	18,769
Receivables from affiliates	14,663	14,855
Inventories	12,399	12,740
Prepaid expenses and other current assets	10,272	9,779
Deferred income taxes	1,407	1,084
Total current assets	71,139	63,535
Property and equipment — net	90,846	96,980
Goodwill	286,585	279,908
Intangibles assets — net	4,556	—
Notes receivable from affiliates	14,259	—
Other assets	39,389	73,866
TOTAL ASSETS	$506,774	$514,289
LIABILITIES AND STOCKHOLDER'S DEFICIT
CURRENT LIABILITIES:
Accounts payable	$32,960	$21,625
Accrued expenses	38,340	33,272
Payable to affiliates	870	305
Income taxes payable	40,207	60,609
Total current liabilities	112,377	115,811
NOTES PAYABLE TO PARENT	474,141	611,390
DEFERRED INCOME TAXES	10,166	13,653
OTHER DEFERRED LIABILITIES	11,412	10,515
Total liabilities	608,096	751,369
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER’S DEFICIT:
Common stock — no par value — 1,000 shares authorized; 100 shares issued and outstanding	—	—
Capital deficiency	(373,113)	(446,243)
Retained earnings	275,137	210,719
Accumulated other comprehensive loss	(258)	(287)
Unearned deferred compensation	(3,088)	(1,269)
Total stockholder’s deficit	(101,322)	(237,080)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$506,774	$514,289

See notes to consolidated financial statements.

Novar USA Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income
Years Ended December 31, 2004, 2003, 2002
(in thousands)

	2004	2003	2002
REVENUES	$607,603	$572,168	$551,837
OPERATING EXPENSES
Cost of sales	353,074	340,661	335,702
Selling general and administrative	147,518	130,252	121,277
Total operating expenses	500,592	470,913	456,979
OPERATING INCOME	107,011	101,255	94,858
Interest income	(287)	(1,495)	(2,600)
Interest expense	19,436	27,187	13,525
INCOME BEFORE INCOME TAXES	87,862	75,563	83,933
PROVISIONS FOR FEDERAL AND STATE INCOME TAXES	23,444	39,711	45,431
NET INCOME	64,418	35,852	38,502
OTHER COMPREHENSIVE INCOME (EXPENSE)
Minimum pension liability adjustment	29	(145)	(142)
COMPREHENSIVE INCOME	$64,447	$35,707	$38,360

See notes to consolidated financial statements.

Novar USA Inc. and Subsidiaries

Consolidated Statements of Stockholder’s Deficit
Years Ended December 31, 2004, 2003 and 2002
(in thousands)

	Common Stock	Capital Deficiency	Retained Earnings	Unearned Deferred Compensation	Accumulated Other Comprehensive Income/ (Loss)	Total
BALANCE, January 1, 2002	$—	$(436,351)	$306,965	$(6)	$—	$(129,392)
Net income	—	—	38,502	—	—	38,502
Invested capital equity	—	(7,786)	—	—	—	(7,786)
Minimum pension liability adjustment	—	—	—	—	(142)	(142)
BALANCE, December 31, 2002	—	(444,137)	345,467	(6)	(142)	(98,818)
Net income	—	—	35,852	—	—	35,852
Dividend	—	—	(170,600)	—	—	(170,600)
Invested capital equity	—	(4,417)	—	—	—	(4,417)
Minimum pension liability adjustment	—	—	—	—	(145)	(145)
Stock-based compensation	—	2,311	—	(1,263)	—	1,048
BALANCE, December 31, 2003	—	(446,243)	210,719	(1,269)	(287)	(237,080)
Net income	—	—	64,418	—	—	64,418
Invested capital equity	—	65,522	—	—	—	65,522
Minimum pension liability adjustment	—	—	—	—	29	29
Stock-based compensation	—	7,608	—	(1,819)	—	5,789
BALANCE, December 31, 2004	$—	$(373,113)	$275,137	$(3,088)	$(258)	$(101,322)

See notes to consolidated financial statements.

Novar USA Inc. and Subsidiaries

Consolidated Statements of Cash Flows
Years Ended December 31, 2004, 2003, and 2002
(in thousands)

	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$64,418	$35,852	$38,502
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	22,588	23,185	22,674
Amortization of intangible assets	669	—	—
(Gain) Loss on sales of property and equipment	480	651	(1,039)
Stock-based compensation	5,789	1,048	—
Mark-to-market of financial instruments	(505)	7,514	(9,513)
Deferred income taxes	(3,829)	(1,979)	4,050
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable and receivables from affiliates	(5,123)	(5,927)	(5,239)
Inventories	341	(957)	350
Prepaid expenses and other assets	(7,523)	(8,847)	(4,543)
Accounts payable and payable to affiliates	1,854	(2,019)	(4,869)
Accrued expenses and other deferred liabilities	4,586	8,966	(2,688)
Income taxes payable	(20,402)	13,961	8,605
Net cash provided by operating activities	63,343	71,448	46,290
CASH FLOWS FROM INVESTING ACTIVITIES:
Alcott Routon acquisition — net of cash	(11,415)	—	—
Proceeds from sales of property and equipment	727	1,061	2,213
Capital expenditures	(17,366)	(15,726)	(21,209)
Net cash used in investing activities	(28,054)	(14,665)	(18,996)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividend paid to parent	—	(170,600)	—
Capital distribution to parent and invested capital equity	65,522	(4,417)	(7,787)
Cash overdraft	8,697	3,168	459
Payments received on notes receivable from affiliates	25,728	190,225	248,699
Amounts loaned on notes receivable from affiliates	(39,987)	(57,974)	(273,471)
Borrowings on notes payable to parent	187,704	651,639	55
Payments made on notes payable to parent	(282,743)	(664,515)	—
Net cash used in financing activities	(35,079)	(52,474)	(32,045)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	210	4,309	(4,751)
CASH AND CASH EQUIVALENTS — Beginning of period	6,308	1,999	6,750
CASH AND CASH EQUIVALENTS — End of period	$6,518	$6,308	$1,999
Supplemental disclosures of cash flow
Information — Cash paid for:
Interest paid to parent	$19,933	$29,863	$34,542
Income taxes	$46,873	$27,726	$32,623

See notes to consolidated financial statements.

Novar USA Inc. and Subsidiaries
Notes To Consolidated Financial Statements
Periods Ended December 31, 2004, 2003 and 2002
(Dollars in thousands except per share amounts)

1.    ORGANIZATION AND OPERATIONS

Novar USA Inc. (together with its direct and indirect subsidiaries, the "Company") is an indirect, wholly owned subsidiary of Honeywell International Inc. ("Honeywell" or "Successor Parent"). Prior to April 1, 2005, the Company was an indirect, wholly owned subsidiary of Novar plc ("Predecessor Parent"), a UK public company. Effective April 1, 2005, Honeywell purchased the stock of Novar plc.

The Company's indirect, wholly owned subsidiaries include Security Printing, Inc. ("SPI") and Novar USA Holdings Inc. ("NUHI"). SPI products primarily consist of checks and check-related products, related delivery services, and specialized direct marketing services. NUHI conducts businesses unrelated to the businesses of SPI.

On May 4, 2005, Honeywell reorganized the Company businesses and transferred the ownership of NUHI to another Honeywell entity that is not a part of the Novar USA Inc. legal structure. Since the reorganization is a transaction between entities under common control, the results of operations and financial position of NUHI have been eliminated from these financial statements on an as-if pooling basis. Certain allocated costs, discussed below, have been allocated after giving effect to the reorganization.

The Company was not a separate stand-alone company from Novar plc during the three year period ending December 31, 2004. Nevertheless the accompanying financial statements have been prepared as if the Company had existed as a stand-alone company for the periods presented. These financial statements include balances that were directly attributable to the businesses of Novar plc. Such balances include the legal, accounting, infrastructure and other costs of Novar plc that, although not directly attributable to the Company's operations, have been allocated to the Company on a basis that the Company and Novar plc consider to be a reasonable reflection of the benefits received. However the financial position information presented in these financial statements may not reflect the combined position, operating results and cash flows of the Company had the Company been a separate stand-alone entity during the periods presented.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation—The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions have been eliminated.

Cash Equivalents—The Company considers all cash on hand, money market funds and other highly liquid investments with maturity, when purchased, of three months or less to be cash and cash equivalents. Under the terms of the Company's bank agreements, outstanding checks in excess of the cash balances in the Company's accounts create a bank overdraft liability. As of December 31, 2004 and 2003 such overdrafts were approximately $16,573 and $7,878, respectively, and were included in accounts payable in the accompanying consolidated balance sheets.

Receivables and Allowance for Doubtful Accounts—Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in its existing accounts receivable. The allowance is determined based on historical write-off experience and is reviewed monthly. Account balances are charged off against the allowance when the Company believes it is probable the receivable will not be recovered. The Company does not have any off-balance-sheet credit exposure related to its customers.

Novar USA Inc. and Subsidiaries
Notes To Consolidated Financial Statements  (continued)
Periods Ended December 31, 2004, 2003 and 2002
(Dollars in thousands except per share amounts)

Receivables consisted of the following at December 31, 2004 and 2003:

	2004	2003
Trade	$25,880	$18,769
Affiliate	14,663	14,855
Other	442	597
Total	$40,985	$34,221

Following are the changes in the allowance for doubtful accounts during the years ended December 31, 2004, 2003, and 2002:

	Opening Balance	Additions/(Reversals)	Write off of net Recoveries	Closing Balance
2004	$437	$(103)	$(30)	$304
2003	304	168	(35)	437
2002	178	158	(32)	304

Inventories—Inventories are stated at the lower of cost or market. Inventories purchased from external suppliers are stated at moving average cost, and inventories manufactured internally are stated at standard cost. Standard costs are evaluated and updated annually and approximate average costs.

Prepaid Rebates—The Company has contracts with certain customers that require prepayment of rebates. The prepaid rebates (Note 9) are amortized on a straight-line basis over the terms of the respective contracts as a reduction of revenue. The contracts allow for the Company to recoup portions of these prepayments in the event that a contract is terminated early. Any amounts repaid would represent the original prepayment adjusted to consider the number of unexpired contract periods. The unamortized prepaid rebates balance is included in other assets.

Advertising—Direct-response advertising is capitalized and amortized over its expected period of future benefits, and consists primarily of inserts that include order coupons for the Company's products and custom advertising pieces. These capitalized costs are amortized up to 30 months following their distribution, and is charged to match the advertising expense with the related revenue streams. Advertising expense was $16,282, $15,319 and $16,299 for 2004, 2003 and 2002, respectively.

Other advertising activities include product catalogs and price sheets, which are expensed when issued to our financial institution partners for use.

Property and Equipment— Property and equipment are stated at cost. Depreciation and amortization are recognized using the straight-line method over the estimated useful lives of the assets. The Company has entered into operating leases for certain properties and equipment. Such leases are recorded as straight-line expense over the entire lease term, from the date of possession, including any rent holiday. No leases include automatic renewal periods, and lease terms are the initial non-cancelable lease terms. Certain leases also contain tenant improvement allowances, which are recorded as a leasehold improvement and deferred rent and amortized over the lease term. Maintenance and repairs are expensed as incurred on all routine repairs and for any repairs that do not significantly extend the life of the related asset.

Novar USA Inc. and Subsidiaries
Notes To Consolidated Financial Statements  (continued)
Periods Ended December 31, 2004, 2003 and 2002
(Dollars in thousands except per share amounts)

The useful lives for computing depreciation are as follows:

Buildings	20 – 40 years
Machinery and Equipment	3 – 15 years
Leasehold Improvements	1 – 15 years
Computer Software	3 – 5 years
Furniture, Fixtures and transportation equipment	3 – 10 years

Goodwill and Acquired Intangibles—Goodwill represents the excess of cost (purchase price) over the fair value of net assets acquired. Goodwill and other intangibles determined to have an indefinite life are not amortized, but are tested for impairment at least annually or when events or circumstances change. The Company completed the required annual test for goodwill impairment during the fourth quarter of each year and concluded that the net carrying value of its goodwill had not been impaired.

The annual evaluation of goodwill impairment involves significant estimates made by management in determining the fair value of reporting units. These estimates are susceptible to change from period to period because management must make assumptions about future cash flows, profitability and terminal values. It is possible that changes in estimates could have a material impact in the carrying amount of goodwill in future periods.

Acquired intangibles are recorded at fair value as of the date acquired and are amortized on a straight line basis over their estimated lives. Refer to Note 8 for further information.

Impairment of Long-Lived Assets and Intangible Assets—The Company evaluates the recoverability of property and equipment and identifiable intangibles whenever events or changes in circumstances indicate that an asset's carrying amount may not be recoverable. The Company would record an impairment loss if the undiscounted cash flow estimated to be generated by those assets were less than the carrying amount of those assets. The impairment loss would be calculated as the amount by which the carrying value of the assets exceeds the fair value of the asset.

Revenue Recognition—The Company records revenues as products are shipped or services are performed. Title to and risk of loss for orders shipped passes to the customer upon shipment. Revenues are recorded net of any applicable discounts, rebates and allowances for sales returns. Delivery revenues are presented gross within revenues and delivery expenses presented gross within cost of sales in the consolidated statements of income and comprehensive income.

The Company's contracts with its customers generally specify that certain amounts be repaid to the Company upon early termination of the contract. When such a termination occurs, the amounts repaid are offset against any outstanding prepaid rebate balance related to the terminating customer, with any resulting gain reported as revenue. Amounts recorded in 2004, 2003 and 2002 were $4,189, $3,973 and $3,118, respectively.

Revenues for direct response marketing services are recognized from its fixed price direct mail and marketing contracts based on the proportional performance method. Deferred revenue, representing amounts billed to the customer in excess of amounts earned, is classified as accrued expenses.

Stock-Based Compensation—The Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, under which compensation expense is recorded to the extent that the market price of the underlying Novar plc stock exceeds the exercise price. The following table represents the effect on net earnings as if the Company had applied the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, for the grant of stock options.

Novar USA Inc. and Subsidiaries
Notes To Consolidated Financial Statements  (continued)
Periods Ended December 31, 2004, 2003 and 2002
(Dollars in thousands except per share amounts)

	2004	2003	2002

Net income—as reported	$64,418	$35,852	$38,502
Add stock-based employee compensation expense included in reported net income—net of taxes	3,531	640	—
Deduct total stock-based employee compensation expense determined under fair value based method for all awards— net of taxes	(669)	(722)	(663)
Net income—pro forma	$67,280	$35,770	$37,839

The estimated fair value of stock-based compensation for the granted options is amortized to expense primarily over the vesting period for purposes of the pro forma disclosures above. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: expected volatility of 36.3%, 36.8% and 37.6%; risk free interest rates of 3.9%, 3.6% and 5.3%; expected lives of ten years; and dividend yields of 4.8%, 5.4% and 4.9% for 2004, 2003 and 2002, respectively. The estimated average fair value per share of options granted during 2004, 2003 and 2002 were $0.64, $0.41 and $0.69, respectively.

Income Taxes—Deferred tax assets or liabilities reflect temporary differences between amounts of assets and liabilities for financial and tax reporting. Such amounts are adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the temporary differences reverse. A valuation allowance is established to offset any deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Fair Value of Financial Instruments—The carrying values of cash, accounts receivable and payable and accrued expenses approximate fair value due to the short-term maturities of these assets and liabilities. The carrying value of long-term debt approximates fair value due to the variable rate nature of the debt.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are developed based upon all the information that was available at that time using our best efforts. However, actual results may differ from estimated amounts.

New Accounting Standards—In June 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 146, Accounting for Costs Associated with Exit or Disposal Activities. Under SFAS No. 146, companies are required to recognize costs associated with restructuring, discontinued operations, plant closings or other exit or disposal activities in the period in which the liability is incurred rather than the date of commitment to the plant. The Company adopted SFAS No. 146 on January 1, 2003 and the restructuring type activities initiated after this date were recorded in accordance with the provisions of SFAS No. 146. See Note 15 for discussion about the Company's restructuring activities.

In December 2003, the FASB issued SFAS No. 132 (Revised 2003) ("SFAS No. 132(R)"), Employers' Disclosures about Pensions and Other Postretirement Benefits — an amendment of FASB Statements No. 87, 88, and 106. This statement revises employers' disclosures about pension plans and other postretirement benefit plans. Adoption is effective for years ending after June 15, 2004 for nonpublic entities. The Company adopted SFAS No. 132(R) on January 1, 2004. See Note 13 for related disclosures.

Novar USA Inc. and Subsidiaries
Notes To Consolidated Financial Statements  (continued)
Periods Ended December 31, 2004, 2003 and 2002
(Dollars in thousands except per share amounts)

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. The statement amends Accounting Research Bulletin No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) should be recognized as current-period charges. In addition, SFAS No. 151 requires that allocation of fixed production overheads to inventory be based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company is currently assessing the impact of SFAS No. 151 on the consolidated financial statements and does not expect that application of SFAS No. 151 will have a material effect on the financial statements.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004) ("SFAS No. 123(R)"), Share Based Payment. Among other items, SFAS No. 123(R) eliminates the use of APB Opinion No. 25 and the intrinsic value method of accounting and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. SFAS No. 123(R) is effective as of the beginning of the first annual reporting period that begins after June 15, 2005. Based on the current structure of compensation, SFAS No. 123(R) is not expected to have a material impact on the consolidated financial statements.

Intercompany Charges—Intercompany management charges were allocated based on insurance premiums, pro rata revenues and number of employees of each subsidiary. The Company incurred management fees of $1,684, $2,243 and $2,448 in 2004, 2003 and 2002, respectively. These fees are allocations of shared service costs from the parent and affiliated companies. They are included in selling, general and administrative expenses in the consolidated statements of income and comprehensive income.

3.    ACQUISITION

On April 1, 2004, the Company acquired 100% of the stock of and Alcott Routon, Inc. ("ARI") for a purchase price of $12,000 to enhance the direct marketing capabilities of the Company. Acquisition costs of $242 were also incurred. The results of ARI's operations have been included in the consolidated financial statements since the acquisition date. ARI develops, sells and implements direct-response marketing services, primarily to financial institutions. The purchase agreement contains contingent payout provisions to the prior ARI shareholders and employees, who are now employees of the Company, that would be due three years from the closing should certain financial performance criteria be met. The maximum contingent payout is $3,000, and will be treated for accounting purposes as compensation expense when earned.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date:

Current assets	$2,820
Property and equipment	296
Goodwill	6,677
Intangible assets	5,225
Total assets acquired	15,018
Current liabilities	(2,776)
Net assets acquired	$12,242

Novar USA Inc. and Subsidiaries
Notes To Consolidated Financial Statements  (continued)
Periods Ended December 31, 2004, 2003 and 2002
(Dollars in thousands except per share amounts)

The primary items that generated goodwill are the value of the synergies between ARI and the Company and the acquired assembled workforce, neither of which qualifies as an amortizable intangible asset. The intangible assets acquired include a trade name of $1,000 (ten-year life), customer relationships of $2,300 (ten-year life), a favorable contract of $960 (four-year life) and covenants not-to-compete of $965 (three-year life). The goodwill of $6,677 is expected to be deductible for tax purposes.

4.    TRANSACTIONS WITH AFFILIATES

On September 7, 1999 the Company entered into agreements with Novar plc (through its subsidiaries) in which the stated purpose was to provide debt financing and refinancing to the Company in the amount of $382,000. At each of the closing dates, the following three principal agreements (the "First Agreements") were simultaneously executed to provide the intended debt financing to the Company: (1) Preferred Stock Subscription Agreement — a consolidated subsidiary of the Company received the cash infusion in return for issuing a new class of preferred shares to the holder of the Subscription Agreement. (2) Guarantee Agreement — the Company committed to Novar plc the timely payment of any and all amounts payable in respect of the preferred shares, including any "dividends" on such shares which are calculated by reference to the redemption value of the preferred stock multiplied by a dividend factor (LIBOR plus 200 basis points). (3) Forward Transfer Agreement — In which the preferred shares issued as part of the Preferred Stock Subscription Agreement were required to be returned to the Company in exchange for the Sterling equivalent of the original preferred stock value and any unpaid "dividends". This required return occurred on June 30, 2003 and was accomplished by way of a refinancing with Novar plc.

On December 19, 2000 the Company entered into another round of agreements (the "Second Agreements") with Novar plc (through its subsidiaries) in which the stated purpose was to provide additional debt financing to the Company in the amount of $200,000. The Second Agreements had the same significant terms as the First Agreements except that the second return occurred on March 31, 2004, and was accomplished by way of a refinancing with Novar plc.

The structure of these agreements is that of a secured borrowing which required the Company to classify the First Agreements and the Second Agreements as debt due to the requirement to return the shares and their related debt features, including payment based upon interest covenants, warranties and representations.

On September 7, 1999 the Company entered into a currency swap with Novar plc to limit the exposure on the payments necessary to service the $382,000 of debt associated with the First Agreements. On December 19, 2000 the Company entered into a second currency swap agreement to limit the exposure on the payments of the $200,000 of debt associated with the Second Agreements. The two swap agreements were marked to market in each of the periods presented, the change being recorded in Interest expense in the statements of income and comprehensive income.

The Company had notes receivables of $124,340 at December 29, 2002 from Novar plc, which was repaid in 2003. Interest was payable quarterly based on the three months U.S. dollar LIBOR rate at the beginning of the calendar quarter, plus .5%. Interest income recognized on these notes totaled $1,226 and $2,375 for 2003 and 2002, respectively.

The Company incurred management fees to affiliated companies of $1,684, $2,243 and $2,448 in 2004, 2003 and 2002, respectively. These fees are allocations of shared service costs from the parent and affiliated companies. They are included in selling, general and administrative expenses in the consolidated statements of income and comprehensive income.

Novar USA Inc. and Subsidiaries
Notes To Consolidated Financial Statements  (continued)
Periods Ended December 31, 2004, 2003 and 2002
(Dollars in thousands except per share amounts)

5.    INVENTORIES

Inventories consisted of the following at December 31:

	2004	2003
Raw materials	$2,269	$1,667
Work-in-progress	203	224
Finished goods	9,421	10,733
Inventory in transit	506	116
Total	$12,399	$12,740

6.    PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following at December 31:

	2004	2003
Prepaid expenses	$6,418	$5,472
Non-trade receivables	390	554
Prepaid advertising	3,412	3,710
Employee receivables	52	43
Total	$10,272	$9,779

7.    PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

	2004	2003
Land and land improvements	$1,572	$1,852
Buildings	19,081	16,609
Machinery and equipment	166,219	168,244
Leasehold improvements	13,571	13,277
Computer software	22,822	21,100
Furniture, fixtures and transportation equipment	14,047	14,030
Construction-in-progress	8,873	6,768
Total	$246,185	$241,880
Less accumulated depreciation	(155,339)	(144,900)
Property and equipment, net	$90,846	$96,980

8.    GOODWILL AND INTANGIBLES ASSETS

As part of the purchase of Alcott Routon Inc. during 2004, the Company acquired $6,677 of goodwill and $5,225 of intangible assets. Changes in the net carrying amount of goodwill for the year ended December 31, 2004, are as follows:

Balance, net--December 31, 2003	$279,908
Goodwill acquired	6,677
Balance, net--December 31, 2004	$286,585

Novar USA Inc. and Subsidiaries
Notes To Consolidated Financial Statements  (continued)
Periods Ended December 31, 2004, 2003 and 2002
(Dollars in thousands except per share amounts)

The following table sets forth intangible assets related to this aquisition at December 31, 2004:

	Amortization Period	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade name	10	$1,000	$75	$925
Customer relationships	10	2,300	173	2,127
Favorable contract	4	960	180	780
Covenants not-to-compete	3	965	241	724
Total		$5,225	$669	$4,556

These assets are amortized on a straight-line basis. Amortization expense related to the intangible assets was calculated as of the acquisition date of April 1, 2004; therefore, the first year of amortization expense was $669. The estimated amortization expense for the next five succeeding fiscal years is shown below:

2005	$892
2006	$892
2007	$650
2008	$390
2009	$330

9.    OTHER ASSETS

Other assets consisted of the following at December 31:

	2004	2003
Prepaid rebates	$37,532	$30,423
Currency swap	—	41,706
Deposits	184	370
Other	1,673	1,367
Total	$39,389	$73,866

10.    ACCRUED EXPENSES

Accrued expenses consisted of the following at December 31:

	2004	2003
Services	$1,883	$1,452
Sales & other taxes	4,518	3,707
Rebates and royalties	8,222	7,714
Payroll related items	5,627	4,656
Bonuses	9,346	8,001
Benefits and 401(k)	3,177	2,736
Deferred revenue	2,353	1,022
Other	3,214	3,984
Total	$38,340	$33,272

Novar USA Inc. and Subsidiaries
Notes To Consolidated Financial Statements  (continued)
Periods Ended December 31, 2004, 2003 and 2002
(Dollars in thousands except per share amounts)

11.    COMMITMENTS AND CONTINGENCIES

The Company leases property and equipment under operating leases that expire at various dates through 2014. Certain of these leases contain renewal options for one- to five-year periods. Rental payments are typically fixed over the initial term of the lease and usually contain escalation factors for the renewal term. At December 31, 2004, future minimum lease payments under non-cancelable operating leases with terms of one year or more are as follows:

2005	$14,024
2006	13,103
2007	12,500
2008	12,327
2009	11,874
Thereafter	17,549
$81,377

Total lease expense for all operating leases (net of sublease income of $28, $714 and $1,230) was $15,187, $17,154 and $16,571 for 2004, 2003 and 2002, respectively. Lease expense includes restructuring costs of $0, $1,150, and $356 in 2004, 2003, and 2002, respectively.

The Company retained various guarantees related to the normal business activities of NUHI and its subsidiaries. Although these guarantees have not yet been discharged or assigned, the Company does not anticipate nor has it recorded any liability associated with such guarantees.

12.    INCOME TAXES

Taxes based on income are as follows at December 31:

	2004	2003	2002
Current:
Federal	$18,170	$36,590	$37,373
State	9,103	5,100	4,008
Total current provision	27,273	41,690	41,381
Deferred:
Federal	(3,182)	(2,097)	3,936
State	(647)	118	114
Total deferred (benefit) provision	(3,829)	(1,979)	4,050
Total	$23,444	$39,711	$45,431

Novar USA Inc. and Subsidiaries
Notes To Consolidated Financial Statements  (continued)
Periods Ended December 31, 2004, 2003 and 2002
(Dollars in thousands except per share amounts)

A reconciliation of the Company's actual provision to the federal statutory rate of 35% is as follows at December 31:

	2004	2003	2002
Tax at statutory rate on income before income taxes	$30,752	$26,447	$29,377
Provision for state income taxes—net of federal benefit	5,496	3,392	2,679
Establishment / (release) of additional liabilities for uncertain tax positions	(12,598)	9,707	13,125
Other—net	(206)	165	250
Total	$23,444	$39,711	$45,431

The components of the net deferred tax liability are summarized as follows at December 31:

	2004	2003
Deferred tax assets	$7,539	$5,400
Deferred tax liabilities	(16,298)	(17,969)
Total	$(8,759)	$(12,569)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2004 and 2003 are presented below:

	2004	2003
Current:
Accrued expenses	$2,507	$2,437
Prepaid advertising	(1,351)	(1,342)
Other	251	(11)
Net current deferred tax asset	1,407	1,084
Noncurrent:
Fixed assets	(14,877)	(16,242)
Pensions and other accrued expenses	3,820	1,560
Other	891	1,029
Net noncurrent deferred tax liability	(10,166)	(13,653)
Net deferred tax liability	$(8,759)	$(12,569)

During 2004, 2003 and 2002, the Company recognized a deferred tax expense of $18, a deferred tax benefit of ($93) and a deferred tax benefit of ($90), respectively, relating to a minimum pension liability. For financial statement purposes, the provision for this (benefit)/expense is not included in net income, but is netted against the additional minimum pension liability adjustment as reported on the consolidated statements of stockholder's deficit.

The Company is subject to audits by federal, state and local taxing authorities in the normal course of business. It is possible that tax audits could result in claims against the Company in amounts less than or greater than recorded liabilities. The Company believes, however, that when these matters are resolved, they will not materially affect the Company's consolidated financial position, results of operations or cash flows.

Novar USA Inc. and Subsidiaries
Notes To Consolidated Financial Statements  (continued)
Periods Ended December 31, 2004, 2003 and 2002
(Dollars in thousands except per share amounts)

13.    RETIREMENT PLANS

In 1999, the Company established a defined compensation arrangement, which provides retirement benefits for a certain employee, based upon the length of service and the final base compensation, partially reduced by other retirement benefits of the Company. Pension costs are calculated using the accrued benefit method of actuarial valuation with projected earnings where appropriate.

The arrangement will be funded using the projected unit credit method of actuarial valuation. Funding requirements will be adjusted to reflect the results of the plan actuarial valuations, which are done annually. For funding purposes, surpluses will be offset against annual contributions until exhausted, while deficits will be funded over periods prescribed by law.

The accumulated benefit obligation for the defined benefit pension plan was $1,885 and $1,712 at December 31, 2004 and 2003, respectively.

The Company established an account to maintain the assets that will pay for the benefits. The balance of this account was $1,070 and $819 at December 31, 2004 and 2003, respectively, and the amounts are included in other assets on the consolidated balance sheet. Contributions to the plan totaled $192 and $166 for 2004 and 2003, respectively.

In addition, the Company, through its subsidiaries, sponsors two tax-qualified 401(k) plans. Under the provisions of the plans, employees contributing a minimum of 2% of their annual income to the plans are awarded a 3% match on a bi-weekly basis. In 2003, the Company broadened the plan to award a 4% match for those employees contributing at least 3% of their annual income on a bi-weekly basis. Prior to the increased match award, the subsidiaries could make annual contributions as agreed by the Board of Directors. Contributions to the plans totaled $5,129 and $4,447 for 2004 and 2003, respectively.

14.    STOCK-BASED COMPENSATION

Certain employees of the Company have been granted options to purchase shares of Novar plc under the Novar plc Executive Share Option Scheme and the Novar plc 1996 Executive Share Option Scheme (the "Plans"). Under the Plans, options are generally granted with exercise prices equal to the quoted market price of Novar plc's stock on the date of the grant.

Options granted prior to 1996 are generally exercisable after three years and expire ten years from the date of the grant. However, options granted in 1996, and since, become exercisable after three years only upon attainment of certain performance goals, generally based on earnings of Novar plc and also expire ten years from the date of the grant. In the event that these performance goals are not attained in the third year, then the goals are carried forward in the following years until they are met or the grant expires. APB Opinion No. 25 requires recognition of compensation expense for variable award plans over the vesting periods of such plans, based upon the then current market values of the underlying stock. The Company recognized compensation expenses in 2004 and 2003 of $5,789 and $1,048, respectively. Due to the market price of the underlying stock at year end, the Company did not recognize any compensation expense in 2002.

Novar USA Inc. and Subsidiaries
Notes To Consolidated Financial Statements  (continued)
Periods Ended December 31, 2004, 2003 and 2002
(Dollars in thousands except per share amounts)

A summary of stock option activity for the Plans is set forth below (shares in thousands):

	Number of Options	Weighted Average Exercise Price
Outstanding—January 1, 2002	5,867	$2.37
Granted	1,840	2.43
Excercised	—	—
Forfeited and expired	(511)	2.46
Outstanding—December 31, 2002	7,196	$2.60
Granted	2,823	1.81
Exercised	(164)	1.81
Forfeited and expired	(195)	2.63
Outstanding—December 31, 2003	9,660	$2.59
Granted	1,843	2.53
Exercised	(186)	2.95
Forfeited and expired	(1,038)	2.55
Outstanding—December 31, 2004	10,279	$2.73

The following table summarizes information about stock options outstanding under the Plans at December 31, 2004 (shares in thousands):

		Options Outstanding		Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$1.94–$2.75	5,866	8.3	$2.27	—	$—
$2.90–$3.42	3,345	6.1	3.10	—	—
$3.65–$3.65	671	1.3	3.65	671	3.65
$4.25–$6.55	397	2.3	4.64	397	4.64
	10,279	6.9	$2.73	1,068	$4.02

15.    RESTRUCTURING

In June 2001, the Company began a restructuring plan involving the streamlining and redesign of its manufacturing plant network to take advantage of high-capacity technology and economies of scale. This plan included the closure of eight printing plants over a three-year period. The closed production locations include Salt Lake City and Philadelphia in 2001, Ventura and Petaluma in 2002 and Birmingham, Grand Rapids, Houston and Timonium plants in 2003. The 2003 plan also included the closure of our Syracuse Contact Center as well as reorganization of corporate processes.

During 2004, the Company established new reserves for the closure of the Charlotte Order Acceptance Center, the movement of certain production between facilities and other general technology changes. The closure of the order acceptance center was due to the decline occurring in orders received by paper or fax as the industry shifts to more efficient ordering processes such as the internet, telephone and automated channels. All other projects were related to reducing structural costs, including labor and materials, and gaining efficiencies in production.

Novar USA Inc. and Subsidiaries
Notes To Consolidated Financial Statements  (continued)
Periods Ended December 31, 2004, 2003 and 2002
(Dollars in thousands except per share amounts)

All projects are evaluated annually and costs are re-aligned within projects and within spend categories based on current expectations. The results of those evaluations are reflected in the adjustments column on the table below. While many projects have performed better than plan, the closure of the facilities has resulted in increased exposure to workers compensation claims. The closure of the California locations prevents the Company from offering a light duty or alternative work environment. The majority of projects are completed within one year, excluding facility and workers compensation related expenditures. Restructuring accruals of $805 and $1,303 as of December 31, 2004 and 2003, respectively, are reflected in the accrued expenses in our consolidated balance sheets.

The following details the components of such restructuring:

	Balance Jan 1, 2002	Amounts Expensed	Amounts Utilized	Adjustments	Balance Dec 31, 2002
Lease Liability	$324	$356	$(341)	$—	$339
Asset Write-off	—	100	(36)	—	64
Personnel Costs		2,190	(998)	—	1,192
Other	—	—	—	—	—
	$324	$2,646	$(1,375)	$—	$1,595

	Balance Jan 1, 2003	Amounts Expensed	Amounts Utilized	Adjustments	Balance Dec 31, 2003
Lease Liability	$339	$1,150	$(677)	$(716)	$96
Asset Write-off	64	512	(762)	186	—
Personnel Costs	1,192	2,841	(4,480)	1,552	1,105
Other	—	610	(665)	157	102
	$1,595	$5,113	$(6,584)	$1,179	$1,303

	Balance Jan 1, 2004	Amounts Expensed	Amounts Utilized	Adjustments	Balance Dec 31, 2004
Lease Liability	$96	$—	$(129)	$54	$21
Asset Write-off	—	174	(143)	(31)	—
Personnel Costs	1,105	96	(719)	291	773
Other	102	129	(200)	(20)	11
	$1,303	$399	$(1,191)	$294	$805

The Company also incurred other costs related to the facility closures, including stock write offs, training, hiring, relocation and travel expenses. Expenses of $749 incurred in 2004 were categorized as $328 of cost of goods sold and $421 as selling, general and administrative expenses. Expenses of $1,313 were incurred in 2003 and were primarily reflected as cost of goods sold.

16.    LEGAL MATTERS

In the ordinary course of business, the Company is subject to various legal proceedings and claims. There are no pending legal proceedings that the Company anticipates will have a material effect on its financial statements.

17.    SUBSEQUENT EVENT

On October 31, 2005, M&F Worldwide Corp. and Honeywell entered into a stock purchase agreement, in which M&F Worldwide Corp. agreed to purchase 100% of the capital stock of the Company for a purchase price of $800,000, subject to a post-closing working capital adjustment.

Novar USA Inc. and Subsidiaries

Consolidated Interim Balance Sheets
September 30, 2005 ("Successor")and
December 31, 2004 ("Predecessor")

(in thousands)

	(unaudited) Successor	Predecessor
	September	December
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$32,612	$6,518
Accounts receivable, less allowance for doubtful accounts of $193 and $304, respectively	25,483	25,880
Receivables from affiliates	—	14,663
Inventories	12,195	12,399
Prepaid expenses and other current assets	9,822	10,272
Deferred income taxes	3,128	1,407
Total current assets	83,240	71,139
Property and equipment – net	95,980	90,846
Goodwill	323,301	286,585
Intangibles assets – net	534,399	4,556
Notes receivable from affiliates	24,803	14,259
Other assets	40,122	39,389
TOTAL ASSETS	$1,101,845	$506,774
LIABILITIES AND STOCKHOLDER'S EQUITY/(DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$28,733	$32,960
Accrued expenses	38,025	38,340
Payable to affiliates	9,419	870
Income taxes payable	34,871	40,207
Total current liabilities	111,048	112,377
NOTES PAYABLE TO PARENT	10,613	474,141
DEFERRED INCOME TAXES	212,504	10,166
OTHER DEFERRED LIABILITIES	18,476	11,412
Total liabilities	352,641	608,096
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDER'S EQUITY (DEFICIT):
Common stock – no par value – 1,000 shares authorized; 100 shares issued and outstanding	—	—
Additional paid-in capital/(capital deficiency)	443,886	(373,113)
Retained earnings	305,318	275,137
Accumulated other comprehensive loss	—	(258)
Unearned deferred compensation	—	(3,088)
Total stockholder's equity/ (deficit)	749,204	(101,322)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY/(DEFICIT)	$1,101,845	$506,774

See notes to consolidated financial statements.

Novar USA Inc. and Subsidiaries

Consolidated Statement of Income
Six Months Ended September 30, 2005 ("Successor"),
Three Months Ended March 31, 2005 ("Predecessor") and
Nine Months Ended September 30, 2004
(unaudited)
(in thousands)

	Successor	Predecessor	Predecessor
	2005		2004
	6 Months Ended	3 Months Ended	9 Months Ended
	September 30	March 31	September 30

REVENUES	$311,353	$154,429	$449,214
OPERATING EXPENSES
Cost of sales	206,151	91,126	260,754
Selling, general and administrative	70,355	39,177	102,754
Total operating expenses	276,506	130,303	363,508
OPERATING INCOME	34,847	24,126	85,706
Interest income	(1,234)	(341)	(470)
Interest expense	3,792	5,938	13,974
INCOME BEFORE INCOME TAXES	32,289	18,529	72,202
PROVISIONS FOR FEDERAL AND STATE INCOME TAXES	13,085	7,552	20,774
NET INCOME	$19,204	$10,977	$51,428

See notes to consolidated financial statements.

Novar USA Inc. and Subsidiaries

Consolidated Statements of Statements of Cash Flows
Six Months Ended September 30, 2005 ("Successor") and
Three Months Ended March 31, 2005 ("Predecessor") and
Nine Months Ended September 30, 2004 ("Predecessor")
(unaudited)
(in thousands)

	Successor	Predecessor	Predecessor
	2005		2004
	6 Months Ended September 30	3 Months Ended March 31	9 Months Ended September 30
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,204	$10,977	$51,428
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	12,199	5,501	16,906
Amortization of intangible assets	17,687	223	—
(Gain) Loss on sales of property and equipment	17	(229)	48
Stock-based compensation	—	3,380	—
Mark-to-market on financial instruments	—	—	(378)
Deferred income taxes	(7,600)	(1,057)	(2,954)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable and receivables from affiliates	6,289	8,771	(12,594)
Inventories	4,354	668	(102)
Prepaid expenses and other assets	21,000	(5,699)	(1,105)
Accounts payable and payable to affiliates	11,548	2,101	1,281
Accrued expenses and other deferred liabilities	8,624	(8,741)	532
Income taxes payable	(4,783)	(2,953)	(15,518)
Net cash provided by operating activities	88,539	12,942	37,544
CASH FLOWS FROM INVESTING ACTIVITIES:
Alcott Routon acquisition – net of cash	—	—	(11,415)
Proceeds from sales of property and equipment	—	—	693
Capital expenditures	(15,173)	(2,632)	(9,026)
Net cash used in investing activities	(15,173)	(2,632)	(19,748)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividend paid to Parent	—	—	—
Capital distribution to parent and invested capital equity	424,000	1,817	41
Cash overdraft	(3,743)	(5,584)	(2,714)
Payments received on notes receivable from affiliates	34,421	19,421	—
Amounts loaned on notes receivable from affiliates	(34,386)	(30,000)	—
Borrowings on notes payable to Parent	—	49,900	131,732
Payments made on notes payable to Parent	(472,633)	(40,795)	(137,777)
Net cash used in financing activities	(52,341)	(5,241)	(8,718)
NET INCREASE IN CASH AND CASH EQUIVALENTS	21,025	5,069	9,078
CASH AND CASH EQUIVALENTS – Beginning of period	11,587	6,518	6,308
CASH AND CASH EQUIVALENTS – End of period	$32,612	$11,587	$15,386
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION – Cash paid for:
Interest paid to Parent	$3,384	$5,698	$14,941
Income taxes	$9,858	$11,561	$39,247

See notes to consolidated financial statements.

Novar USA Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
(Dollars in thousands except per share amounts)

1.    SUMMARY

Basis of Presentation—In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of Novar USA Inc. and its consolidated subsidiaries ("the Company") at September 30, 2005 and the results of operations and cash flows for the three months ended March 31, 2005 and six months ended September 30, 2005 and the nine months ended September 30, 2004. The financial information as of September 30, 2005 should be read in conjunction with the consolidated financial statements as of December 31, 2004 and 2003 and for the three years ended December 31, 2004.

Effective April 1, 2005, Honeywell Acquisitions Limited, a wholly owned subsidiary of Honeywell International Inc. (together "Honeywell" or "Successor Parent") purchased the stock of Novar plc ("Predecessor Parent"), which until then was the indirect parent of the Company. On May 4, 2005, Honeywell reorganized the Company businesses and transferred the ownership of a Company subsidiary, Novar USA Holdings Inc. ("NUHI") to another Honeywell entity that is not a part of the Novar USA Inc. legal structure. Since the reorganization is a transaction between entities under common control, the results of operations and financial position of NUHI have been eliminated from these financial statements on an as-if pooling basis. Certain allocated costs, discussed below, have been allocated after giving effect to the reorganization. The financial statements included herein include the push down of purchase accounting adjustments related to the acquisition of the Company and its subsidiaries by Honeywell International Inc.

The Company was not a separate stand-alone company from Novar plc during the nine months ended September 30, 2004 or the three months ended March 31, 2005, and the Company was not a separate stand-alone company from Honeywell during the six months ended September 30, 2005. Nevertheless the accompanying financial statements have been prepared as if the Company had existed as a stand-alone company for the periods presented. These financial statements include balances that were directly attributable to the businesses of Novar plc and Honeywell during their respective periods of ownership. Such balances include the legal, accounting, infrastructure and other costs of Novar plc and Honeywell that, although not directly attributable to the Company's operations, have been allocated to the Company on a basis that the Company, and Novar plc and Honeywell for their respective periods of ownership, consider to be a reasonable reflection of the benefits received. However the financial position information presented in these financial statements may not reflect the combined position, operating results and cash flows of the Company had the Company been a separate stand-alone entity during the periods presented.

We have historically reported our quarterly financial information using a fiscal calendar consisting of four 13 week periods. It has been our practice to require our businesses to close their books on a Saturday in order to minimize the potentially disruptive effects of quarterly closing on our business processes. The effects of this practice are generally not significant to reported results for any quarter and only exist within a reporting year. In the event that differences in actual closing dates are material to year-over-year comparisons of quarterly or year-to-date results, we will provide appropriate disclosures.

New Accounting Pronouncements—In December 2004, the FASB issued Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" (SFAS No 123R). Among other items, SFAS No. 123(R) eliminates the use of APB Opinion No. 25 and the intrinsic value method of accounting and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. SFAS No. 123(R) is effective as of the beginning of the first annual reporting period that begins after June 15, 2005. All existing stock options either lapsed or were exercised following the sale of the Company to Honeywell.

Novar USA Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
(Dollars in thousands except per share amounts)

2.    ACQUISITIONS

Effective April 1, 2005, Honeywell purchased the entire issued and ordinary preference share capital of Novar plc, and assumed control as of that date. the Company was until then an indirect wholly owned subsidiary of Novar plc. At the time of the acquisition, Honeywell announced its intention to divest of the Company. A portion of the purchase price for Novar plc was allocated to the Company based on the estimated selling price for the Company. The following table summarizes the estimated fair values of the assets and liabilities of the Company:

Purchase price	$306,000
Other intangible assets, net	(552,000)
PP&E net	(93,000)
Receivables	(58,000)
Other assets	(83,090)
Notes payable	483,000
Deferred income taxes	218,000
Income taxes payable	40,000
Accrued expenses	34,000
Other misc liabilities	44,000
Goodwill at April 1, 2005 acquisition	$338,910
Reduction of income taxes payable (see Note 8)	(15,609)
Goodwill at September 30, 2005	$323,301

This goodwill is shown net of a $15,609 adjustment for the release of tax liabilities for uncertain tax positions (see Note 8). These assets will be amortized over their useful lives, of which the weighted average is 22.7 years, and are detailed in Note 5.

3.    INVENTORIES

Inventories consisted of the following at September 30, 2005 and December 31, 2004:

	Successor	Predecessor
	September 30	December 31
	2005	2004
Raw materials	$1,545	$2,269
Work-in-progress	214	203
Finished goods	9,845	9,421
Inventory in transit	591	506
Total	$12,195	$12,399

Novar USA Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
(Dollars in thousands except per share amounts)

4.    PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following at September 30, 2005 and December 31, 2004:

	Successor	Predecessor
	September 30	December 31
	2005	2004
Prepaid expenses	$5,974	$6,418
Non-trade receivables	107	390
Prepaid advertising	3,657	3,412
Other	84	52
Total	$9,822	$10,272

5.    GOODWILL AND INTANGIBLE ASSETS

The following table sets forth acquired intangible assets as of September 30, 2005.

	For six months ended September 30, 2005
	Gross		Net
	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount
Amortized intangible assets
Trade Name	$69,000	$(2,075)	$66,925
Customer Relationships	479,070	(15,064)	464,006
Software	2,600	(241)	2,359
Other	1,416	(307)	1,109
	$552,086	$(17,687)	$534,399

Aggregate Amortization Expense:
For six months ended September 30, 2005	$17,687
Estimated Amortization Expense:
Remainder of 2005	$8,843
2006	33,903
2007	34,894
2008	35,274
2009	33,571
Goodwill:
December 31, 2004 ("Predecessor")	$286,505
September 30, 2005 ("Successor")	$323,301

Novar USA Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
(Dollars in thousands except per share amounts)

6.    OTHER ASSETS

Other assets consisted of the following at September 30, 2005 and December 31, 2004:

	Successor	Predecessor
	September 30	December 31
	2005	2004
Prepaid rebates	$37,614	$37,532
Deposits	171	184
Other	2,337	1,673
Total	$40,122	$39,389

7.    ACCRUED EXPENSES

Accrued expenses consisted of the following at September 30, 2005 and December 31, 2004:

	Successor	Predecessor
	September 30	December 31
	2005	2004
Services	$1,350	$1,883
Sales & Other Taxes	7,157	4,518
Rebates and royalties	7,083	8,222
Payroll related items	3,191	5,627
Bonus	6,298	9,346
Benefits and 401(k)	2,685	3,177
Deferred Revenue	1,057	2,353
Other	9,204	3,214
Total	$38,025	$38,340

8.    INCOME TAXES

In connection with the acquisition of the Company by Honeywell International Inc., fair market value adjustments were made to the assets and liabilities of the Company. As part of this purchase price allocation, $209,274 of net, deferred tax liabilities and $2,400 of tax liabilities for uncertain tax positions were recorded to the accounts of the Company. As these purchase accounting assets and liabilities are amortized over their estimated useful lives, the deferred tax effect of these transactions will be recorded in the period reported.

In September 2005, $15,609 of tax liabilities for uncertain tax positions were released because the period to which the liabilities related was closed by statute. This tax liability release was recorded as a reduction of Goodwill as it relates to the period prior to Honeywell's acquisition of the Company.

The provision for income taxes as a percentage of income was 40.5%, 40.8% and 26.6% for the periods April 1, 2005 through September 30, 2005, January 1, 2005 through March 31, 2005 and January 1, 2004 through September 30, 2004, respectively. The rate for the period January 1, 2004 through September 30, 2004 was lower than the Federal and state statutory rate due primarily to a net release of $8,852 of tax liabilities for uncertain tax positions pertaining principally to tax years for which the statute of limitations had expired.

9.    STOCK-BASED COMPENSATION

As a result of the acquisition by Honeywell International, Inc., the Company has recognized all unearned deferred stock compensation expense of $3,380 during the period. At December 31, 2004

Novar USA Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
(Dollars in thousands except per share amounts)

there were 10,279 outstanding shares. Upon the change of control, 8,379 of those shares were exercised and all remaining shares lapsed.

10.    RESTRUCTURING

During 2005, the Company established new reserves for the reorganization of our sales processes in the first quarter 2005. This reorganization is focused on maximizing effectiveness while driving profitable growth by redefining our sales territories and consolidating sales divisions. In the second quarter 2005, it was announced that the Company would close the Seattle Check Plant, moving production to our larger regional facilities. The closure of the Partnership Resource Center is primarily due to the offering of an alternative product that requires significantly less materials and labor. Production was realigned to utilize technology within our plants to handle small packages.

	Cost of	SG&A
	Goods Sold	Expenses	Total
1st Quarter ("Predecessor")	$—	$401	$401
2nd Quarter ("Successor")	428	—	428
3rd Quarter ("Successor")	1,160	—	1,160

Restructuring accruals of $1,467 and $805 are reflected in accrued liabilities in our consolidated balance sheets, as of September 30, 2005 and December 31, 2004, respectively.

The following details the components of such restructuring:

	Predecessor
	Balance Dec. 31, 2004	Amounts Charged	Amounts Paid	Balance Mar. 31, 2005
Lease Liability	$21	$—	$(13)	$8
Asset Write-off	—	—	—	—
Personnel Costs	773	336	(227)	882
Other	11	65	(5)	71
	$805	$401	$(245)	$961

	Successor
	Balance Apr. 1, 2005	Amounts Charged	Amounts Paid	Balance Sept. 30, 2005
Lease Liability	$8	$387	$(37)	$358
Asset Write-off	—	178	(170)	8
Personnel Costs	882	847	(714)	1,015
Other	71	176	(161)	86
	$961	$1,588	$(1,082)	$1,467

11.    RETIREMENT PLANS

In 1999, the Company established a defined compensation arrangement which provides retirement benefits for a certain employee, based upon the length of service and the final base compensation, partially reduced by other retirement benefits of the Company. Pension costs are calculated using the accrued benefit method of actuarial valuation with projected earnings where appropriate.

The arrangement will be funded using the projected unit credit method of actuarial valuation. Funding requirements will be adjusted to reflect the results of the plan actuarial valuations, which are done annually. For funding purposes, surpluses will be offset against annual contributions until exhausted, while deficits will be funded over periods prescribed by law.

Novar USA Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
(Dollars in thousands except per share amounts)

Benefit cost totaled $65 for the three months ended March 31, 2005 and $70 for the six months ended September 30, 2005 and $259 for the year ending December 31, 2004.

The Company established an account to maintain the assets that will pay for the benefits. The balance of this account was $1,772 as of September 30, 2005 and $1,070 as of December 31, 2004. A contribution of $693 was made in March 2005 to fully fund the benefit due to a change of control provision within the retirement plan. Contributions to the plan totaled $192 for the year ended December 31, 2004.

In addition, the Company, through its subsidiaries, sponsors two tax-qualified 401(k) plans. Under the provisions of the plans, employees contributing a minimum of 2% of their annual income to the plans are awarded a 3% match on a bi-weekly basis and a 4% match for those employees contributing at least 3% of their annual income on a bi-weekly basis. Contributions to the plans totaled $1,656 for the three months ended March 31, 2005 and $2,541 for the six months ended September 30, 2005 and $5,129 for the year ended December 31, 2004.

12.    SUBSEQUENT EVENT

On October 31, 2005, M&F Worldwide Corp. and Honeywell entered into a stock purchase agreement, in which M&F Worldwide Corp. agreed to purchase 100% of the capital stock of the Company for a purchase price of $800,000, subject to a post-closing working capital adjustment.